TRIMERIS, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN


PURPOSE The Trimeris, Inc. Employee Stock Purchase Plan (the "ESPP" or the "Plan") provides employees of Trimeris, Inc. (the "Company") and selected Company Subsidiaries with an opportunity to become owners of the Company through the purchase of shares of the Company's common stock (the "Common Stock"). The Company intends this Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and its terms should be construed accordingly.

ELIGIBILITY             An Employee whom the Company or an Eligible
                        Subsidiary has employed continuously for one year as of the first day of an Offering Period is eligible to participate in the ESPP for that Offering Period;
                        provided, however, that an Employee may not make a purchase under the ESPP if such purchase would result in the Employee's owning Common Stock possessing 5% or more of the total combined voting power or value of the Company's outstanding stock. For purposes of determining an individual's amount of stock ownership, any options to acquire shares of Company Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

                        Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary. Employee excludes anyone who, with respect to any particular period of time, was not treated initially on the payroll records as a common law employee.

ADMINISTRATOR           The Compensation Committee of the Board of Directors
                        of the Company, or such other committee as the Board designates (the "Committee"), will administer the ESPP.
                        The Committee is vested with full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the Code). Any determination or action of the Committee in connection with the administration or interpretation of the ESPP shall be final and binding upon each Employee, Participant and all persons claiming under or through any Employee or Participant.

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                        Without shareholder consent and without regard to
                        whether the actions might adversely affect
                        Participants, the Compensation Committee (or the Board) may change the Offering Periods, limit or increase the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount the Participant designated to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as it determines in its sole discretion advisable and consistent with the Plan.

OFFERING                Offering Periods are successive and overlapping 24
PERIOD                  month periods beginning on the first Trading Day on or
                        after December 1 and June 1 of each year and ending on the last Trading Day in the 24 month period, but the first period will run from [the effective date of the initial public offering for the Common Stock] through May 31, 1999. The Board may change the duration of Offering Periods (including their beginning dates) with respect to future offerings without shareholder approval if the change is announced at least five days before the scheduled beginning of the first Offering Period for which the change is effective.

PARTICIPATION           An eligible Employee may become a "Participant" for
                        an Offering Period by completing an authorization notice and delivering it to the Committee through the Company's Human Resources Department within a reasonable period of time before the first day of such Offering Period. The Committee will send to each new Employee who satisfies the rules in Eligibility above a notice advising the Employee of his right to participate in the ESPP for the following Offering
                        Period. All Participants receiving options under the ESPP will have the same rights and privileges.

METHOD                  A Participant may contribute to the ESPP through
OF PAYMENT              payroll deductions, as follows:

                        The Participant must elect on an authorization notice to have deductions made from his Compensation for each payroll period during the Offering Period at a rate of at least 1% but not more than 10% of his Compensation. Compensation under the Plan means an Employee's


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                        regular compensation, including overtime, bonuses, and
                        commissions, from the Company or an Eligible Subsidiary paid during an Offering Period.

                        All payroll deductions will be credited to the Participant's account under the ESPP. No interest or earnings will accrue on any payroll deductions credited to such accounts.

                        Payroll deductions will begin on the first payday coinciding with or following the first day of each Offering Period and will end with the last payday preceding or coinciding with the end of that Offering Period, unless the Participant sooner withdraws as authorized under Withdrawals below.

                        A Participant may not alter the rate of payroll deductions during the Offering Period.

                        The Company may use the consideration it receives for general corporate purposes.

GRANTING OF             On the first day of each Offering Period, a Participant
OPTIONS                 will receive options to purchase on each Exercise Date
                        during the Offering Period a number of shares of Common Stock with funds withheld from his Compensation.
                        Such number of shares will be determined at the end of the Purchase Period according to the following procedure:

                                Step 1--Determine the amount the Company withheld from Compensation since the later of the beginning of the Offering Period or the preceding Exercise Date;

                                Step 2--Determine the amount that represents
                                85% of the lower of Fair Market Value of a share of Common Stock on the (I) first day of the Offering Period, or (II) the Exercise Date; and

                                Step 3--Divide the amount determined in Step 1 by the amount determined in Step 2 and round down the quotient to the nearest whole number.

        FAIR MARKET     The Fair Market Value of a share of Common Stock for
        VALUE           purposes of the Plan as of each date described in
                        Step 2 will be determined as follows:

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                                 if the Common Stock is traded on a national
                                 securities exchange, the closing sale price on that date;

                                 if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                                 if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date;

                                 if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

                                 if there is no established market for the Common Stock, the value as determined in good faith by the Board.

                        A Trading Day is a day on which the national stock exchanges and Nasdaq are open for trading.

                        No Participant shall receive options:

                                 if, immediately after the grant, that
                                 Participant would own shares, or hold
                                 outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries; or

                                 that permit the Participant to purchase
                                 shares under all employee stock purchase plans of the Company and any Subsidiary with a Fair Market Value (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

EXERCISE                Unless a Participant effects a timely withdrawal
OF OPTION               pursuant to the Withdrawal paragraph below, his option
AND PURCHASE            for the purchase of shares of Common Stock during
PERIODS                 an Offering Period will be automatically exercised
                        as of each Exercise Date for the purchase of the maximum number of full shares that the sum of the payroll deductions credited to the Participant's account during the Purchase Period ending on that Exercise Date can purchase pursuant to the formula specified in Granting of


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                        Options.


        Exercise Date   The Exercise Date is the last Trading Day of a given
                        Purchase Period.

        Purchase        The Purchase Period is the approximately six-month
        Period          period beginning after an Exercise Date and ending
                        with the next Exercise Date, except that the first
                        Purchase Period of any Offering Period will begin on the first day of the Offering Period and end with the next Exercise Date and that the initial Purchase Period will run from [the effective date of the initial public offering for the Common Stock] through May 31, 1999

                        Any payroll deductions credited to a Participant's account during the Offering Period that are not used for the purchase of shares will be treated as follows:

                                If the Participant has elected to withdraw from the ESPP as of the end of the Offering Period, the Company will deliver the amount of the payroll deductions to the Participant.

                                The amount of any other excess payroll
                                deductions will be applied to the purchase of shares in the immediately succeeding Offering Period.

DELIVERY OF             As soon as administratively feasible after the options
COMMON                  are used to purchase Common Stock, the Company will
STOCK                   deliver to each Participant or, in the alternative, to
                        a custodian that the Committee designates, the shares of Common Stock the Participant purchased upon the exercise of the option. If shares are delivered to a custodian, the Participant may elect at any time thereafter to take possession of the shares or to have the Committee deliver the shares to any brokerage firm. The Committee may, in its discretion, establish a program for cashless sales of Common Stock received under the ESPP.


SUBSEQUENT              A Participant will be deemed to have elected to
OFFERINGS               participate in each subsequent Offering Period
                        following his initial election to participate in the ESPP, unless the Participant files a written withdrawal notice with the Human Resources Department at least ten days before the beginning of the Offering Period as of which the Participant desires to withdraw from the ESPP.


WITHDRAWAL              A Participant may withdraw all, but not less than all,
FROM THE                payroll deductions
PLAN

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                        credited to his account for an Offering Period before
                        the end of such Offering Period by delivering a written notice to the Human Resources Department on behalf of the Committee at least thirty days before the end of such Offering Period. A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any Offering Period will be deemed to have withdrawn from the ESPP as of the date of such cessation.

                        Upon the withdrawal of a Participant from the ESPP under the terms of Subparagraph (b) above, his outstanding options under the ESPP will immediately terminate.

                        If a Participant withdraws from the ESPP for any reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in Designation of Beneficiary, as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant's Compensation.


                        A Participant who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to the same rules as any Employee making an initial election to participate in the ESPP, i.e., he may elect to participate in the next following Offering Period so long as he files the authorization form by the deadline for that Offering Period. Any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who withdraws from the ESPP for any reason will only be permitted to resume participation in a manner that will permit transactions under the ESPP to continue to be exempt within the meaning of Rule 16b-3, as issued under the Exchange Act.


STOCK SUBJECT           The shares of Common Stock that the Company will sell
TO PLAN                 to Participants under the ESPP will be shares of
                        authorized but unissued Common Stock. The maximum number of shares made available for sale under the ESPP will be _____ (subject to the provisions in Adjustments upon Changes in Capital Stock). If the total number of shares for which options are to be exercised in a Purchase Period exceeds the number of shares then available under the ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.


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                        A Participant will have no interest in shares covered by
                        his option until the Participant exercises the option.

                        Shares that a Participant purchases under the ESPP will be registered in the name of the Participant or, at the Participant's election, in street name.

                        The Company will not issue fractional shares pursuant to the ESPP, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

[REPORTS Individual accounts will be maintained for each Participant. Statements of account will be given to Participants at least annually, and those statements will set forth the amount of payroll deductions, the exercise price, the number of shares purchased, and the remaining cash balance, if any.]

ADJUSTMENTS             Subject to any required action by the Company (which it
UPON CHANGES            shall promptly take) or its stockholders, and subject to
IN CAPITAL STOCK        the provisions of applicable corporate law, if, during
                        an Offering Period,

                                the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

                        the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with Section 424 of the Code.

                        The Administrator will make a commensurate change to the maximum

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                        number and kind of shares provided in the Stock Subject
                        to Plan section.

                        Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this Adjustments section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Substantial             Upon a Substantial Corporate Change, the Plan and the
Corporate               offering will terminate unless provision is made in
Change                  writing in connection with such transaction for

                                the assumption or continuation of outstanding elections, or the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

                        If an option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the option. [However, the Board may determine that allowing such exercise before the end of the Offering Period will not occur if the election would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.]

                        A Substantial Corporate Change means the

                                dissolution or liquidation of the Company,

                                merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving

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                        corporation,

                        the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(l) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

DESIGNATION OF          A Participant may file with the Committee a written
BENEFICIARY             designation of a beneficiary who is to receive any
                        payroll deductions credited to the Participant's account under the ESPP or any shares of Common Stock owed to the Participant under the ESPP if the Participant dies. A
                        Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources
                        Department on behalf of the Committee.

                        Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant's designated beneficiary, the Company shall deliver such cash or shares, or both, to the beneficiary. If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within 90 days following the date of the Participant's death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

                        No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

SUBSIDIARY              Employees of Company Subsidiaries will be entitled to
EMPLOYEES               participate in the ESPP, except as otherwise designated
                        by the Board of Directors or the Committee.




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                        Eligible Subsidiary means each of the Company's
                        Subsidiaries (if any), except as the Board otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted to a Participant under the ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


TRANSFERS,              A participant may not assign, pledge, or otherwise
ASSIGNMENTS             dispose of payroll deductions credited to the
AND PLEDGES             Participant's account or any rights to exercise an
                        option or to receive shares of Common Stock under the ESPP other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Employee Retirement
                        Income Security Act. Any other attempted assignment, pledge, or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the Withdrawal section.

AMENDMENT OR            The Board of Directors of the Company may at any time
TERMINATION             terminate or amend the ESPP. Any amendment of the ESPP
OF PLAN                 that (i) materially increases the benefits to
                        Participants, (ii) materially increases the number of securities that may be issued under the ESPP, or (iii) materially modifies the eligibility requirements for participation in the ESPP must be approved by the shareholders of the Company to take effect. The Company shall refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

NOTICES All notices or other communications by a Participant to the Committee or the Company shall be deemed to have been duly given when the Human Resources Department or the Secretary of the Company receives them or when any other person the Company designates receives the notice or other communication in the form the Company specifies.

GENERAL ASSETS          Any amounts the Company invests or otherwise sets aside
                        or segregates to satisfy its obligations under this ESPP will be solely the Company's property (except as otherwise required by Federal or state wage laws), and the optionee's claim against the Company under the ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the ESPP. Nothing

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                        contained in the ESPP, and no action taken pursuant to
                        its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former Participant, or any beneficiary.

PRIVILEGES OF           No Participant and no beneficiary or other person
STOCK OWNERSHIP         claiming under or through such Participant will have any
                        right, title, or interest in or to any shares of Common
                        Stock allocated or reserved under the Plan execpt as to such shares of Common Stock, if any, that have been issued to such Participant.

LIMITATIONS ON          Notwithstanding any other provisions of the ESPP, no
LIABILITY               individual acting as a director, employee, or agent of
                        the Company shall be liable to any Employee, Participant, former Employee, former Participant, or any spouse or beneficiary for any claim, loss, liability, or expense incurred in connection with the ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the ESPP has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Trimeris Board's approval) arising out of any act or omission to act concerning this ESPP unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT           Nothing contained in this Plan constitutes an employment
CONTRACT                contract between the Company or an Eligible Subsidiary
                        and any Employee. The ESPP does not give an Employee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the Employee's employment.

DURATION OF ESPP        Unless the Board extends the Plan's term, no Offering
                        Period will begin after the tenth anniversary of its initial approval by the Board.

APPLICABLE LAW          The laws of the State of North Carolina (other than its
                        choice of law provisions) govern the ESPP and its interpretation.

APPROVAL OF             The ESPP must be submitted to the shareholders of the
SHAREHOLDERS            Company for their approval within 12 months after the
                        Board of Directors of the Company adopts the ESPP. The adoption of the ESPP is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the ESPP and any outstanding options thereunder void and of no effect.

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